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EXHIBIT 5.1

                             LEGAL & COMPLIANCE, LLC

LAURA ANTHONY, ESQUIRE
STUART REED, ESQUIRE                              WWW.LEGALANDCOMPLIANCE.COM
     OF COUNSEL
                                                  DIRECT E-MAIL:
LAURAANTHONYPA@AOL.COM


December __, 2009

Board of Directors
SunGame Corporation
501 Silverside Road, Suite 105
Wilmington Delaware 19809

Re:  Registration on From S-1 (File No. 333-158946)

Ladies and Gentlemen:

     We have acted as special securities counsel to SunGame Corporation, a Delaware corporation (the "COMPANY"), in connection with the registration under the Securities Act of 1933, as amended (the "ACT") of:

     (a) up to 1,500,000 shares (the "SHARES") of the Company's common stock, $0.001 par value per share (the "COMMON STOCK"),

     (b) Class B warrants (the "B WARRANTS") to purchase up to 1,000,000 shares of Common Stock (the "B WARRANT SHARES"),

     (c) Class C warrants (the " C WARRANTS") to purchase up to 1,000,000 shares of Common Stock (the "C WARRANT SHARES"),

     (d)  the B Warrant Shares,

     (e)  the C Warrant Shares and

     (f) 6,400,000 shares of Common Stock for resale by those certain selling shareholders as named in the Registration Statement (collectively, the "SELLING SHAREHOLDERS") on the Company's Registration Statement on Form S-1 initially filed with the U.S. Securities and Exchange Commission (the "COMMISSION") on May 1, 2009 (as amended to date, the "REGISTRATION STATEMENT").

     The B Warrants and the C Warrants shall be collectively referred to as the "Warrants" and the B Warrant Shares and the C Warrant Shares shall be collectively referred to as the "Warrant Shares". The Shares and the Warrants are being offered as units ("Units") and upon closing of the Offering, the Units will separate and the Common Stock and the Warrants will be separately transferrable.

     This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, in connection with the Company's filing of Amendment No. 3 to the Registration Statement with the Commission on December __, 2009 and for no other purpose. The opinions herein are limited to the Federal laws of the United States of America and the applicable laws of the State of Delaware, including the Delaware Constitution, all applicable provisions of Delaware statutes and reported judicial decisions interpreting those laws. We express no opinion as to laws of any other jurisdiction.


         330 CLEMATIS STREET, #217 - WEST PALM BEACH, FLORIDA - 33401 -
                     PHONE: 561-514-0936 - FAX 561-514-0832

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SunGame Corporation
December __, 2009
Page 2


     In connection with rendering this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. Insofar as this opinion may relate to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof. As to various questions of fact relevant to this opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

     Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

     1. The Shares when issued and sold in accordance with and in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

     2. The Warrant Shares, when issued upon the exercise of the Warrants in accordance with their respective terms and upon payment of the consideration therefor as provided therein, will be duly authorized, validly issued, fully paid and nonassessable.

     3. The Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms when the Warrants have been duly executed and delivered by the Company against payment therefor as described in the Registration Statement.

     4. The shares of Common Stock held by the Selling Shareholders are validly issued, fully paid and non-assessable.

     Our opinion in paragraph 3 is subject to: (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.


     Sincerely yours,


     /s/ Laura E. Anthony
     -----------------------------
     Laura E. Anthony,
     For the Firm



         330 CLEMATIS STREET, #217 - WEST PALM BEACH, FLORIDA - 33401 -
                     PHONE: 561-514-0936 - FAX 561-514-0832